QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated July 23, 2013 (August 5, 2013 as to Note 10) (February 28, 2014 as to Note 17) (March 4, 2014 as to Schedule I in Item 15(a)(2)) relating to the consolidated financial statements and financial statement schedule of Crestwood Equity Partners LP (formerly known as Inergy, L.P. (formerly known as Crestwood Gas Services GP LLC)) and subsidiaries, (which report expresses an unqualified opinion and includes an explanatory paragraph on the unaudited pro forma information for the acquisitions of Inergy Midstream, L.P. and Arrow Midstream Holdings LLC presented in Note 3), appearing in the Annual Report on Form 10-K of Crestwood Equity Partners LP for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 18, 2013 (February 28, 2014 as to Note 8 and Note 14), relating to the consolidated financial statements of Crestwood Midstream Partners LP and subsidiaries, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the acquisition of Crestwood Marcellus Midstream LLC which was accounted for at historical cost as a reorganization of entities under common control as described in Note 10 and an explanatory paragraph on the unaudited pro forma information for the acquisitions of Inergy Midstream, L.P. and Arrow Midstream Holdings LLC presented in Note 3) appearing in the Annual Report on Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
June 12, 2015

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM